EXHIBIT 25(a)

                         TO FORM 10-K

                         ANNUAL REPORT

                              OF

                   VULCAN MATERIALS COMPANY

          FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994

           UNDER THE SECURITIES EXCHANGE ACT OF 1934



          FINANCIAL STATEMENTS REQUIRED BY FORM 11-K

   WITH RESPECT TO THE VULCAN MATERIALS COMPANY THRIFT PLAN

          FOR SALARIED EMPLOYEES FOR THE FISCAL YEAR

    ENDED DECEMBER 31, 1994, AND THE INDEPENDENT CERTIFIED

           ACCOUNTANTS' CONSENT WITH RESPECT THERETO



         FILED AS AN AMENDMENT TO THE VULCAN MATERIALS

          COMPANY ANNUAL REPORT ON FORM 10-K FOR THE

             FISCAL YEAR ENDED DECEMBER 31, 1994,

                  AS PERMITTED BY RULE 15d-21

           UNDER THE SECURITIES EXCHANGE ACT OF 1934



                   VULCAN MATERIALS COMPANY

VULCAN MATERIALS COMPANY
THRIFT PLAN FOR SALARIED
EMPLOYEES

FINANCIAL STATEMENTS FOR THE YEARS ENDED
DECEMBER 31, 1994 and 1993 and
INDEPENDENT AUDITORS' REPORT

                    VULCAN MATERIALS COMPANY
              THRIFT PLAN FOR SALARIED EMPLOYEES

Table of Contents
                                                          Page

Independent Auditors' Report                                6

Financial Statements of the Vulcan Materials Company
   Thrift Plan for Salaried Employees:

     Statements of Net Assets Available for Benefits:

          December 31, 1994                                 7
          December 31, 1993                                 8

     Statements of Changes in Net Assets Available for Benefits:

          December 31, 1994                                 9
          December 31, 1993                                10

     Notes to Financial Statements                       11-18

     Independent Auditors' Consent                         19

INDEPENDENT AUDITORS' REPORT

To the Administrative Committee of Vulcan Materials Company
  Thrift Plan for Salaried Employees:

We have audited the accompanying statements of net assets available for benefits of the Vulcan Materials Company Thrift Plan for Salaried Employees as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1994 and 1993, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information by fund in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for the purpose of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of the individual funds. The supplemental information by fund is the responsibility of the Plan's management.
Such supplemental information by fund has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/s/ Deloitte & Touche LLP

Birmingham, Alabama
June 2, 1995

VULCAN MATERIALS COMPANY
THRIFT PLAN FOR SALARIED EMPLOYEES
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1994
                                                                            Supplemental Information By Fund

                                                    Short-Term                              Growth and                   Vulcan
                                                    Money Market  Intermediate-  Large        Small                    Materials
                                                    Investments      Term       Companies   Companies   International    Company
                                                    and Loans to   Fixed Income  Common      Common        Equity        Common
                                         Total      Participants  Investments    Stocks      Stocks      Instruments     Stock
ASSETS
INVESTMENTS (cost of $71,797,904)
  (Notes 1, 4 and 5):
  Collective short-term
    investments                       $ 15,241,406  $14,142,916  $       31  $    72,363  $    87,303  $  103,271   $    835,522
  Common stock of Vulcan Materials
    Company                            112,377,962                                                                   112,377,962
  Units in commingled funds             29,202,907                3,878,428   11,321,722   10,387,702   3,615,055
  Loans to participants (Note 2)         2,117,005    2,117,005

           Total investments           158,939,280   16,259,921   3,878,459   11,394,085   10,475,005   3,718,326    113,213,484

RECEIVABLE FROM VULCAN
  MATERIALS COMPANY:
  Employer contributions                   223,842                                                                       223,842
  Employee contributions                   586,921       46,142      18,604       90,982       80,108      42,869        308,216

           Total receivable                810,763       46,142      18,604       90,982       80,108      42,869        532,058

TRANSFERS IN PROCESS                                    (61,984)    (63,023)    (201,177)    (405,795)    152,128        579,851

NET ASSETS AVAILABLE FOR BENEFITS     $159,750,043  $16,244,079  $3,834,040  $11,283,890  $10,149,318  $3,913,323   $114,325,393

See notes to financial statements.

VULCAN MATERIALS COMPANY
THRIFT PLAN FOR SALARIED EMPLOYEES

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1993
                                                                         Supplemental Information By Fund

                                               Short-Term                                 Growth and                     Vulcan
                                               Money Market   Intermediate-   Large          Small                     Materials
                                               Investments       Term       Companies      Companies   International     Company
                                               and Loans to   Fixed Income    Common        Common        Equity         Common
                                   Total       Participants   Investments     Stocks        Stocks      Instruments       Stock
ASSETS
INVESTMENTS (Cost of  $64,717,511)
  (Notes 1, 4 and 5):
  Collective short-term
    investments                 $ 15,280,441   $13,988,062   $       15    $    87,350   $   100,987    $  601,913   $    502,114
  Common stock of Vulcan
      Materials Company          105,843,984                                                                          105,843,984
  Units in commingled funds       29,785,650                  5,373,319     10,917,328    11,981,720     1,513,283
  Loans to participants
    (Note 2)                       2,274,600     2,274,600

           Total investments     153,184,675    16,262,662    5,373,334     11,004,678    12,082,707     2,115,196    106,346,098

RECEIVABLE FROM VULCAN
  MATERIALS COMPANY:
  Employer contributions             192,397                                                                              192,397
  Employee contributions             485,080        33,964       12,111         49,816        69,621        17,916        301,652

           Total receivable          677,477        33,964       12,111         49,816        69,621        17,916        494,049

TRANSFER IN PROCESS                                702,026      221,465         57,226      (112,379)      508,627     (1,376,965)

NET ASSETS AVAILABLE
  FOR BENEFITS                  $153,862,152   $16,998,652   $5,606,910    $11,111,720   $12,039,949    $2,641,739   $105,463,182

See notes to financial statements.

VULCAN MATERIALS COMPANY
THRIFT PLAN FOR SALARIED EMPLOYEES

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 1994
                                                                         Supplemental Information By Fund

                                               Short-Term                                 Growth and                     Vulcan
                                               Money Market  Intermediate-     Large         Small                      Materials
                                               Investments      Term        Companies      Companies   International     Company
                                               and Loans to  Fixed Income     Common        Common        Equity         Common
                                  Total        Participants  Investments      Stocks        Stocks     Instruments       Stock
ADDITIONS TO NET ASSETS
  ATTRIBUTED TO:
INVESTMENT INCOME (LOSS):
  Interest, net               $    799,415     $   737,051   $      734    $   (8,996)   $    7,411     $    6,433     $     56,782
  Dividends                      2,902,996                                                                               2,902,996
  Net investment gains
    (losses):
     Realized (Note 3)           7,126,922                      181,472       529,985     1,029,537         15,039       5,370,889
     Unrealized (Note 4)        (1,325,788)                    (404,925)     (179,134)   (1,032,853)       132,216         158,908

  Net investment income (loss)   9,503,545         737,051     (222,719)      341,855         4,095        153,688       8,489,575

CONTRIBUTIONS (Note 2):
  Participants                   8,053,422         929,575      258,510     1,253,253     1,181,280        548,953       3,881,851
  Vulcan Materials Company       2,585,973                                                                               2,585,973

       Total contributions      10,639,395         929,575      258,510     1,253,253     1,181,280        548,953       6,467,824

REDISTRIBUTION OF PARTICIPANTS'
  INVESTMENT OPTION UNDER
  THE PLAN                                          42,483     (639,874)     (621,477)   (2,357,174)       826,349       2,749,693

TOTAL ADDITIONS                 20,142,940       1,709,109     (604,083)      973,631    (1,171,799)     1,528,990      17,707,092

DEDUCTIONS FROM NET ASSETS
  ATTRIBUTED TO:

WITHDRAWALS BY PARTICIPANTS
  (Note 2):
  Cash                          13,062,035       2,463,682    1,168,787       801,461       718,832        257,406       7,651,867
  Common stock of Vulcan
    Materials Company            1,193,014                                                                               1,193,014

       Total withdrawals        14,255,049       2,463,682    1,168,787       801,461       718,832        257,406       8,844,881

NET INCREASE (DECREASE)          5,887,891        (754,573)  (1,772,870)      172,170    (1,890,631)     1,271,584       8,862,211

NET ASSETS AVAILABLE
  FOR BENEFITS:

  BEGINNING OF YEAR            153,862,152      16,998,652    5,606,910    11,111,720    12,039,949      2,641,739     105,463,182

  END OF YEAR                 $159,750,043     $16,244,079   $3,834,040   $11,283,890   $10,149,318     $3,913,323    $114,325,393

See notes to financial statements.

VULCAN MATERIALS COMPANY
THRIFT PLAN FOR SALARIED EMPLOYEES

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 1993
                                                                         Supplemental Information By Fund

                                               Short-Term                                 Growth and                     Vulcan
                                               Money Market  Intermediate-    Large          Small                      Materials
                                               Investments      Term        Companies      Companies   International     Company
                                               and Loans to  Fixed Income     Common        Common        Equity         Common
                                  Total        Participants  Investments      Stocks        Stocks      Instruments      Stock
ADDITIONS TO NET ASSETS
  ATTRIBUTED TO:
INVESTMENT INCOME (LOSS):
  Interest, net               $    670,771     $   610,035   $    2,538    $    1,752    $   20,354     $    4,744    $    31,348
  Dividends                      2,815,733                                                                              2,815,733
  Net investment gains
   (losses):
    Realized (Note 3)            2,084,861                      244,129       117,482       834,031         (7,119)       896,338
    Unrealized (Note 4)         (3,224,776)                     155,696     1,447,415      (259,834)       283,678     (4,851,731)

  Net investment income (loss)   2,346,589         610,035      402,363     1,566,649       594,551        281,303     (1,108,312)

CONTRIBUTIONS (Note 2):
  Participants                   6,101,372         481,218      207,203       630,598       939,400        131,479      3,711,474
  Vulcan Materials Company       2,369,763                                                                              2,369,763

       Total contributions       8,471,135         481,218      207,203       630,598       939,400        131,479      6,081,237

REDISTRIBUTION OF PARTICIPANTS'
  INVESTMENT OPTION UNDER
  THE PLAN                                       2,031,402     (113,423)      627,035    (1,402,350)     1,658,604     (2,801,268)

TOTAL ADDITIONS                 10,817,724       3,122,655      496,143     2,824,282       131,601      2,071,386      2,171,657

DEDUCTIONS FROM NET ASSETS
  ATTRIBUTED TO:

WITHDRAWALS BY PARTICIPANTS
  (Note 2):
  Cash                           9,586,285       3,415,989      673,922       316,047       588,086         56,370      4,535,871
  Common stock of Vulcan           314,618                                                                                314,618

       Total withdrawals         9,900,903       3,415,989      673,922       316,047       588,086         56,370      4,850,489

NET INCREASE (DECREASE)            916,821        (293,334)    (177,779)    2,508,235      (456,485)     2,015,016     (2,678,832)

NET ASSETS AVAILABLE
  FOR BENEFITS:

  BEGINNING OF YEAR            152,945,331      17,291,986    5,784,689     8,603,485    12,496,434        626,723    108,142,014

  END OF YEAR                 $153,862,152     $16,998,652   $5,606,910   $11,111,720   $12,039,949     $2,641,739   $105,463,182

See notes to financial statements.

VULCAN MATERIALS COMPANY
THRIFT PLAN FOR SALARIED EMPLOYEES
NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    GENERAL - The financial statements of the Vulcan Materials Company Thrift Plan for Salaried Employees ("Plan") have been prepared on the accrual basis of accounting. All assets of the Plan are held by the Northern Trust Company of Chicago, Illinois ("Trustee").

    VALUATION OF INVESTMENTS - Investments are reported at fair value. All investments in securities are traded on national and over-the-counter exchanges and are valued at the closing bid price of the security as of the last day of the year. Loans to participants are valued at cost plus accrued interest. The average cost of securities sold or distributed is used to determine net investment gains (losses) realized. Security transactions are recorded on the settlement date. Distributions of common stock, if any, to participants are recorded at the market value of such stock at the end of the month prior to distribution. Vulcan Materials Company ("Company") pays the administrative costs of the Plan, including the trustee's fees and charges. Investment manager fees are netted against Plan investment income. Expenses incurred in connection with the transfer of securities, such as brokerage commissions and transfer taxes, are added to the cost of such securities or deducted from the proceeds thereof.

    BENEFITS PAYABLE - In 1993, the Plan changed its method of accounting for benefits payable to comply with the 1993 AICPA Audit and Accounting Guide, "Audits of Employee Benefit Plans." The new guidance requires that benefits payable to persons who have withdrawn from participation in a defined contribution plan be disclosed in the footnotes to the financial statements rather than be recorded as a liability of the Plan. As of December 31, 1994 and 1993, benefits of $683,639 and $871,585, respectively, were due to participants who have elected to receive a distribution from the Plan.

2.  DESCRIPTION OF THE PLAN

    GENERAL - The Plan, established effective January 1, 1965 and most recently restated effective January 1, 1989, provides for accumulation of savings, including ownership of common stock of the Company, for salaried employees of the Company and its participating subsidiaries, Wanatah Trucking Co., Inc., Vulcan Gulf Coast Materials, Inc., Reed Crushed Stone Company, Inc., Reed Terminal Company, Inc., BRT Transfer Terminal, Inc. and Callaway Chemical Company (the "Participating Companies") through voluntary payroll deductions and contributions by the Participating Companies.

    PARTICIPATION AND VESTING - Generally, salaried employees qualify to participate upon completion of one year of employment service. Participants are fully vested at all times.

    The number of participants in the Plan at December 31, 1994 and 1993 was as follows:
                                                               1994       1993

      Total participants                                      2,406      2,123

      Participants included in the above total who are
        no longer employed by the Participating Companies,
        but who have vested benefits under the Plan             245        228

    FUNDING - The Plan is funded through contributions by participants and the Participating Companies. The Plan provides for two types of employee contributions to the Plan; pay conversion contributions (pre- tax) and after-tax contributions. An employee may designate multiples of 1%, ranging from 1% to 14%, of earnings as either pay conversion contributions, after-tax contributions, or any combination of the two.

    Participating Companies expect to make matching contributions out of accumulated earnings and profits to match that portion of an employee's contribution (whether pre-tax, after-tax or both) amounting up to 4% of the employee's earnings. Matching contributions by Participating Companies are determined by their boards of directors and normally range from 25% to 100% depending on a participant's completed years of matching service. Pay conversion contributions, which are subject to annual increases pursuant to federal regulations, are limited to a maximum dollar amount of $9,240 (1994) and $8,994 (1993). Certain additional limits may be imposed on the amount of contributions by or on behalf of certain higher-paid employees.

    INVESTMENT OPTIONS - Participant's contributions are invested in six separate investment funds (see Note 5) of the Plan in proportions elected by the participant. The Participating Companies' matching contributions are invested in the fund which consists of common stock of the Company.

    PARTICIPANT ACCOUNTS AND ALLOCATIONS - Each participant has a separate
    account maintained for each investment option and source of funds.   For
    each investment account a final balance will be determined as of the end of each calendar month. The final balance is equal to the preliminary month end balance (as defined in the Plan) multiplied by the ratio of the market value of the assets held in that particular investment fund as of the end of the calendar month to the total of the preliminary month end balances of all investment accounts in such investment fund as of the end of the same month.

    DISTRIBUTIONS AND WITHDRAWALS - Upon termination of employment, disability (as defined in the Plan) or death, a participant or his beneficiary is entitled to his entire account. Distributions are made in cash, except that the portion invested in common stock of the Company may be distributed in whole shares of such stock, if requested by the participant or beneficiary. An employee terminating after January 1, 1983 can maintain his account in the Plan until age 70-1/2 if the value of such account exceeds $3,500.

    A participant may make an in-service withdrawal. If an after-tax withdrawal exceeds the amount of after-tax contributions made by the participant prior to January 1, 1987, or if it is the second after-tax withdrawal within twelve months, all contributions to the participant's accounts must be suspended for at least three months. If a participant makes any "hardship" withdrawal (as defined in the Plan) from the pay conversion account, all contributions to the participant's accounts must be suspended for at least twelve months. If the participant withdraws any of his matching contributions account, all contributions to the participant's account must be suspended for at least six months.

    Subject to the restrictions described in the preceding paragraph, a participant may withdraw any amount up to the value of his entire account; provided, however, that (1) no portion of an actively employed participant's pay conversion contribution account may be distributed to him before age 59-1/2 unless the administrative committee approves a "hardship" withdrawal (as defined in the Plan) and (2) the preceding twenty-four months of matching contributions may not be withdrawn by an actively employed participant who has not been a participant in the Plan for at least 60 months.

    LOANS - A participant may apply for a loan at any time provided that the aggregate value of his pay conversion contribution account, after-tax contribution account and transfer contribution account invested in Fund 1 (see Note 5) is at least equal to the proposed loan plus any existing loan. The amount of the loan cannot exceed the lesser of 50% of the participant's total account or $50,000. If a loan is made, the participant shall execute a note payable to the Trustee in the amount of the loan and bearing interest at the prime interest rate plus 1%. During 1994 and 1993, the average rate of interest on loans approximated 8.15% and 7.3%, respectively. The note shall be held as an investment by the Trustee as part of that portion of the fund invested in fixed income securities. Loans must be repaid in 36 monthly installments through payroll deductions. Interest income on such loans aggregated $152,415 in 1994 and $162,570 in 1993.

    PLAN TERMINATION - In the event it becomes necessary to terminate the Plan, participants will receive a distribution of the amounts held for their accounts.

    RECLASSIFICATIONS - Certain reclassifications have been made to the 1993 financial statements to conform to the 1994 presentation.

3.  NET REALIZED INVESTMENT GAINS (LOSSES)

                                                 Aggregate      Aggregate    Net Realized
                   1994                            Cost          Proceeds     Gain (Loss)
    Fund holding principally intermediate-
      term fixed income investments             $1,806,554    $ 1,988,026     $  181,472
    Commingled funds holding principally
      common stock                               2,380,439      3,939,961      1,559,522
    Commingled funds holding principally
      international equity instruments             104,961        120,000         15,039
    Fund holding principally Vulcan
      Materials Company common stock             2,179,290      7,550,179      5,370,889

               Total                            $6,471,244    $13,598,166     $7,126,922

                   1993

    Fund holding principally intermediate-
      term fixed income investments             $1,594,047    $ 1,838,176     $  244,129
    Funds holding principally common stock       1,415,995      2,367,508        951,513
    Commingled funds holding principally
      international equity instruments              78,385         71,266         (7,119)
    Fund holding principally Vulcan
      Materials Company common stock               316,713      1,213,051        896,338

               Total                            $3,405,140    $ 5,490,001     $2,084,861

4.  INVESTMENTS

    The Plan's investment assets consist of an interest in one of the investment accounts of the Vulcan Materials Company Master Trust ("Master Trust") administered by Northern Trust Company. Use of the Master Trust permits the commingling of investment assets of a number of employee benefit plans of the Participating Companies. Although the assets are commingled, the Company maintains supporting records for the purpose of allocating the investment assets and the related net earnings to the various participating employee benefit plans.

    The investment accounts of the Master Trust at December 31, 1994 and 1993 are summarized as follows:
                                                  1994           1993

       Pension Investment Account             $264,288,286   $270,465,591
       Thrift Plan Investment Account          159,750,043    153,862,152
       Chemicals Savings Account                17,151,017     16,135,387
       Construction Savings Account              9,732,139      8,160,414

           Net assets                         $450,921,485   $448,623,544

    The net assets of the Master Trust at December 31, 1994 and 1993 are summarized as follows:
                                                  1994           1993
    Commingled fund holding principally
      short-term fixed income investments
      and loans to participants               $ 30,247,021   $ 18,678,781
    Guaranteed investment contracts             20,924,682     19,803,668
    Fund holding principally real estate
      investments                               14,449,642     12,044,398
    Fund holding principally intermediate-
      term fixed income investments             51,667,752     57,877,310
    Commingled funds holding principally
      common stock                             160,969,643    157,489,866
    Commingled funds holding principally
      international equity instruments          56,042,408     73,558,068
    Fund holding Vulcan Materials Company
      common stock                             116,620,337    109,171,453

              Net assets                      $450,921,485   $448,623,544

    The total investment income by type of the Master Trust at December 31, 1994 and 1993 is summarized as follows:
                                                   1994           1993

    Interest, net                              $ 1,971,049    $ 1,897,072
    Dividends                                    3,003,469      2,898,022
    Other                                          346,867         69,745
    Net investment gains (losses):
      Realized                                  15,145,823     24,636,203
      Unrealized                                (4,905,558)     5,391,112

                Total                          $15,561,650    $34,892,154

    Investments held by the Plan at December 31, 1994 and 1993 and changes in unrealized appreciation (depreciation) of investments for the years then ended are summarized below:

                                                                Market      Appreciation
                                                   Cost         Value      (Depreciation)
    Totals at December 31, 1993                $64,717,511   $153,184,675   $ 88,467,164
    Totals at December 31, 1994:
      Loans to Participants                      2,094,644      2,117,005
      Managed Funds:
        333,171 units - fixed income funds       3,572,313      3,878,428
        65,712 units - common stock funds       13,352,380     21,709,424
        271,497 units - international equity
                                instruments      3,261,665      3,615,055
      $15,215,369 par - money market
                         investments            15,215,369     15,241,406
      2,219,786 shares of Vulcan Materials
        Company common stock                    34,253,136    112,377,962
      Accrued interest and dividends
        (included in market values)                 48,397

    Total                                       71,797,904    158,939,280     87,141,376

    Net change in 1994                         $ 7,080,393   $  5,754,605   $ (1,325,788)

                                                                Market      Appreciation
                                                   Cost         Value      (Depreciation)
    Totals at December 31, 1992                $60,621,332   $152,313,272   $ 91,691,940
    Totals at December 31, 1993:
      Loans to Participants                      2,260,946      2,274,600
      Managed Funds:
        442,817 units - fixed income funds       4,662,279      5,373,319
        69,767 units - common stock funds       13,330,017     22,899,048
        120,449 units - international equity
                           instruments           1,292,109      1,513,283
      $15,239,882 par - money market
                           investments          15,239,882     15,280,441
      2,258,005 shares of Vulcan Materials
        Company common stock                    27,878,065    105,843,984
      Accrued interest and dividends
        (included in market values)                 54,213

      Total                                     64,717,511    153,184,675     88,467,164

      Net change in 1993                       $ 4,096,179   $    871,403   $ (3,224,776)

5.  INVESTMENT PROGRAM

    A listing of the investment options and the number of participants electing each option is shown below:

                                                                          As of
                                                                       December 31,
                                                                       1994    1993
    (1)  A commingled fund invested in short-term fixed income investments with its primary objective being the
           preservation of principal and loans to participants;         103      76

    (2)  A managed fund invested in intermediate-term fixed income investments with its primary objective being to
           provide an above-average rate of return;                      13       5

    (3)  A commingled fund invested primarily in common stocks of
           large companies;                                              31       5

    (4)  A managed fund invested primarily in growth stocks and
           small company stocks;                                         15      16

    (5)  A commingled fund invested primarily in international
           equity instruments;                                            4       1

    (6)  Common stock of Vulcan Materials Company; or                   608     587

           Any combination of (1), (2), (3), (4), (5), (6).           1,632   1,433

    All contributions of Participating Companies are invested in the fund which consists of the Company's common stock, except that retired employees over age 55, disabled employees or active employees over age 59 1/2 may transfer Company matching funds to the other investment funds. With respect to investment alternatives (1) the short-term money market fund, (2) the intermediate-term fixed income fund, (3) the large companies stock fund, (4) the growth stock fund and the small companies stock fund, and (5) the international equity fund, investment managers have been appointed whose duty it is to advise the Trustee as to particular investments to be made. As of December 31, 1994, the investment managers were as follows:

    (1)  Money market fund                         The Northern Trust Company
                                                   50 South LaSalle Street
                                                   Chicago, IL 60675

    (2)  Intermediate-term fixed income fund       MacKay-Shields Financial
                                                      Corporation
                                                   9 West 57th Street
                                                   New York, NY 10019

    (3)  Large companies stock fund                Trinity Investment Management
                                                      Corporation
                                                   Ten Tremont Street
                                                   Boston, MA 02108

    (4)  Growth and small companies
          common stock fund:
            (i)  Growth stock                      The Chicago Corporation
                                                   208 South LaSalle Street
                                                   Chicago, IL 60604

            (ii) Small companies stock             Nicholas Company, Inc.
                                                   312 East Wisconsin Avenue
                                                   Milwaukee, WI 53202

    (5)  International equity fund:
         (i)  Hedged fund                          Bankers Trust Company
                                                   P.O. Box 318
                                                   New York, NY 10008

         (ii) Non-hedged fund                      State Street Bank
                                                   225 Franklin Street
                                                   Boston, MA 02110
6.  PLAN TRANSFERS

    During 1994, the Plan accepted rollover contributions from a group of employees from an acquired company. With Administrative Committee approval, salaried employees of Callaway Chemical Company were allowed at their election, to rollover assets totaling $1,428,324 distributed from their previous employer's thrift plans into the Plan. Such amounts are included with contributions in the accompanying financial statements.

7.  TAX STATUS

    The Plan obtained its latest determination letter on May 24, 1995, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan administrator believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

                            * * * * *

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 33-24051 of Vulcan Materials Company on Form S-8 of our reports dated February 3, 1995 and June 2, 1995, appearing in the Annual Report on Form 10-K of Vulcan Materials Company for the year ended December 31, 1994 and in the Annual Report on Form 11-K of the Vulcan Materials Company Thrift Plan for Salaried Employees for the year ended December 31, 1994, respectively. We also consent to the reference to us under the heading "Experts" in the Registration Statement.

/s/ Deloitte & Touche LLP

Birmingham, Alabama
June 26, 1995